EXHIBIT 99.1



FOR IMMEDIATE RELEASE

Media Contact:                      Suzanne Higgins, MWW/Savitt (206) 505-8312

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                    BRIAZZ COMPLETES $1.25 MILLION FINANCING


SEATTLE - June 20, 2002 - Briazz (NASDAQ: BRZZ), the gourmet grab and go cafe chain, announced today that it completed a $1.25 million convertible debt financing through the Laurus Master Fund, LTD. This financing will provide the company additional working capital as Briazz focuses on key strategic initiatives, including growing cafe sales and adding significant new wholesale accounts.

"This is a strong endorsement of Briazz's business, its business model, and its prospects. As we reported in our annual meeting, this financing is an important component of our plan to position the company with a strong balance sheet as a foundation for achieving our profit goals," Victor Alhadeff, CEO and chairman of Briazz, said. "This financing comes at a time in the market when obtaining capital is increasingly difficult and we are pleased to establish a relationship with such a well-respected organization."

In connection with the investment by Laurus, Briazz issued an 18-month convertible note, with a coupon rate of 14 percent. The note may be converted at any time into common stock of Briazz at a fixed conversion price of $1.20 per share. Briazz may, at its election, pay the principal and interest on the note in cash, common stock valued in accordance with the terms of the note, which may vary with the market price of the common stock, or a combination of cash and stock. Laurus was issued a five-year warrant to purchase 250,000 shares of common stock at exercises prices ranging from $1.43 to $1.95. Laurus also has registration rights covering the shares issuable upon conversion of the note and exercise of the warrant.
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                                  Briazz Completes $1.25 Million Financing, p. 2

"We believe the company is well positioned to take advantage of significant opportunities and expand the Briazz brand," David Grin, fund manager of Laurus Master Fund, LTD, said. "We view this funding as the first step in a long-term relationship with Briazz."

"Our capital plan has at least two phases," Mr. Alhadeff said. "This financing represents the completion of the first phase. In the near future, we will begin working on a $5 million to $10 million financing to truly strengthen our balance sheet and provide significant long-term growth capital."

ABOUT LAURUS MASTER FUND
Laurus is a private equity fund, based in New York City, which specializes in providing financing to growing small- and mid-capitalization companies.

ABOUT BRIAZZ
With its first cafe opened in Seattle in 1995, Briazz now operates 46 cafes near heavy concentrations of office buildings in Chicago, Los Angeles, San Francisco and Seattle. Providing gourmet foods to on-the-go consumers through company-operated cafes, box lunch delivery, corporate accounts and selected wholesale accounts, Briazz features high quality, high taste sandwiches, soups and salads as well as baked goods, fruit and coffee.


This press release contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include comments regarding the ability of the Company to raise $5 to $10 million in financing on terms favorable to the Company, if at all. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of the company's operating results, the ability to compete successfully, office occupancy, the ability of the company to maintain current cafe locations and secure new ones, food and labor costs, operation in only four geographic areas and reliance upon distributors and wholesale customers. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the "Risk Factors" described in
Exhibit 99.1 to the company's Report on Form 10-Q, filed on May 15, 2002, and in other filings on file with the SEC, which Risk Factors are incorporated herein as though fully set forth. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

The offered securities will not be registered under the United States Securities Act of 1933, as amended (the "U.S. "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the U.S. Securities Act.


This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.


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